UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 7, 2005
SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)
233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)
(408) 934-7500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On October 7, 2005, Sipex Corporation (“Sipex” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with Mr. Camarda. The Letter Agreement provides that Mr. Camarda will be compensated with a base salary at an annual rate of $235,000. The Letter Agreement also provides that 250,000 stock options will be recommended to Sipex’s Board of Directors (the “Board”) to be issued, if approved, at the fair market value at the time of issuance. These options will be issued in accordance with Sipex’s Stock Option Policy. In addition, Mr. Camarda is eligible for inclusion in the Sipex Management Incentive Plan which could provide him with up to 80% of his base salary annually in bonus predicated upon his achievement of the pre-agreed upon goals and objectives for his position and the Company’s over-all performance.
     If Mr. Camarda’s employment with the Company terminates other than voluntarily, by reason of his death or disability, or for Cause prior to a “Change of Control” (as defined below) or more than six (6) months after a Change of Control, and he signs and does not revoke a standard release of claims with the Company, then he shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies. In addition, if his employment with the Company terminates other than voluntary, by reason of his death or disability, or for Cause prior to the one year anniversary of the Effective Date, 25% of the shares subject to the Option shall immediately vest and become exercisable for six (6) months following his termination. If his employment with the Company terminates other than voluntarily, by reason of his death or disability, or for Cause within six (6) months after a Change of Control, then he shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies and (ii) 50% of the shares subject to the Option shall vest and become exercisable for six (6) months following his termination.
     If Mr. Camarda’s employment with Sipex terminates voluntarily by him or for Cause by the Company, then (i) all vesting of the Option will cease immediately and, in the event of a termination for Cause only, the Option will immediately cease to be exercisable, (ii) all payments of compensation by the Company to him under the Letter Agreement will terminate immediately (except as to amounts already earned), and (iii) he will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.
          For purposes of the Letter Agreement, “Cause” means:
          (1) Mr. Camarda’s failure to perform the duties of his position (as they may exist from time to time) to the reasonable satisfaction of the Board;
          (2) any act of dishonesty, fraud or misrepresentation taken by Mr. Camarda in connection with his responsibilities as an employee;
          (3) Mr. Camarda’s conviction or plea of no contest to a crime that negatively reflects on his fitness to perform his duties or harms the Company’s reputation or business, in each case as determined by the Board in its sole discretion;
          (4) Mr. Camarda’s violation of any federal, state or other law or regulation applicable to the Company’s business, or of any Company policy, including, but not limited to, the Company’s anti-harassment and discrimination policies;
          (5) willful misconduct by Mr. Camarda that is injurious to the Company’s reputation or business, in each case as determined by the Board in its sole discretion;

          (6) a material breach of Mr. Camarda’s obligations under the Letter Agreement, or under the Confidential Information and Invention Assignment Agreement to be executed by him; and
          (7) Mr. Camarda’s termination pursuant to the termination of the Company’s normal business operations. For purposes of this definition, an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company.
          For purposes of the Letter Agreement, a “Change of Control” of the Company is defined as:
          (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
          (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are “Incumbent Directors;” or
          (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or
          (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.
          Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of transactions involving the Company’s issuance of any equity or debt securities to third parties for capital raising purposes.
     For purposes of the Letter Agreement, “Incumbent Directors” will mean directors who either (A) are directors of the Company as of the date of the Letter Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
     The Letter Agreement provides that Mr. Camarda will be an at-will employee of Sipex and that he will be eligible to participate in the Company’s benefits program. All severance or bonus payments to him shall be made less applicable withholding. In addition, Mr. Camarda agrees to enter into a Stand-Alone Option Grant Agreement reflecting the terms of the options offered under the Letter Agreement, as well as the Company’s standard forms of Indemnity Agreement and Confidential Information and Invention Assignment Agreement.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual Letter Agreement attached hereto as Exhibit 10.1. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.
     On October 10, 2005, Sipex Corporation (“Sipex” or the “Company”) announced in a press release that Mr. Joel Camarda would join Sipex as the new Senior Vice President of Operations effective on November 7, 2005. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1	Letter Agreement between Sipex and Joel Camarda dated October 7, 2005
99.1	Press release dated October 10, 2005, announcing new Senior Vice President of Operations

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: October 12, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement between Sipex and Joel Camarda dated October 7, 2005
99.1	Press release dated October 10, 2005, announcing new Senior Vice President of Operations